Eastern Virginia Bankshares Announces First Quarter 2012 Results

TAPPAHANNOCK, Va., April 20, 2012 /PRNewswire/ -- Eastern Virginia Bankshares (NASDAQ:EVBS) today reported its results of operations for the three months ended March 31, 2012.

For the three months ended March 31, 2012, EVBS reported net operating income of $814 thousand, an increase of $340 thousand over the net operating income of $474 thousand reported for the same period of 2011. Net income to common shareholders was $439 thousand, or $0.07 per common share, assuming dilution, compared to net income of $100 thousand or $0.02 per common share for the same period in 2011. The difference between net operating income and net income to common shareholders is the deduction for the effective dividend to the U.S. Treasury on preferred stock.

For the three months ended March 31, 2012, the following key points were significant factors in our reported results:

  Provision expense for the allowance for loan losses of $2.9 million compared to $2.0 million for the same period in 2011;
  Net charge-offs of $3.9 million to write off uncollectible balances on nonperforming assets;
  Decrease in nonperforming assets by $9.4 million during the first quarter of 2012;
  Gain on the sale of available for sale securities of $2.5 million resulting from adjustments in the composition of the investment portfolio as part of our overall asset/liability management strategy;
  Decrease in net interest income by $358 thousand from the same period in 2011;
  Impairment losses of $615 thousand related to valuation adjustments on other real estate owned;
  Losses of $73 thousand on the sale of other real estate owned;
  Expenses related to FDIC insurance premiums of $588 thousand, compared to $497 thousand for the same period in 2011; and
  Expenses related to collection, repossession and other real estate owned of $305 thousand, compared to $453 thousand for the same period in 2011.

The return on average assets (ROA) and return on average equity (ROE), on an annualized basis, for the three months ended March 31, 2012 were 0.17% and 2.44%, respectively compared to 0.04% and 0.60%, respectively for the three months ended March 31, 2011.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "Eastern Virginia Bankshares continues to maintain and improve its operating profitability in spite of the protracted low-interest rate environment. I am pleased with the 72% increase in first quarter net operating income, as compared to the same period one year earlier." Shearin further commented, "As I have mentioned many times before, our number one initiative has been and will continue to be the improvement in asset quality. We have been extremely aggressive in the liquidation of troubled credits and that approach is even more evident now with the overall reduction of nonperforming assets by 25% in the first quarter of 2012 through a combination of successful workouts and write-downs of previously identified impaired loans. Our Special Assets Division, which was formed in the second quarter of 2011 and works closely with our Executive Management Asset Quality Committee, has worked tirelessly in formulating workout strategies and conducting assets dispositions and deserves a lot of credit for these positive results. Our allowance for loan losses remains quite healthy producing a ratio of allowance for loan losses to nonperforming loans of 103.21% at March 31, 2012 compared to 79.12% at December 31, 2011. Additionally, we were able to reduce our ratio of nonperforming loans to total loans at March 31, 2012 to 3.11%, compared to 4.15% at December 31, 2011. With a modest economic outlook consisting of slow growth, high unemployment and low interest rates in the near term we continue to believe the main drivers behind our continued improvement include focusing on asset quality issues, containing noninterest expenses and lowering our cost of funding."

Operations Analysis
Net interest income for the three months ended March 31, 2012 was $8.5 million, a decrease of $358 thousand or 4.1% from the $8.8 million for the same period of 2011. This decrease was due to an 11 basis point decrease in the net interest margin (tax equivalent basis) from 3.57% (includes a tax equivalent adjustment of $168 thousand) for the three months ended March 31, 2011, to 3.46% (includes a tax equivalent adjustment of $152 thousand) for the three months ended March 31, 2012. The year over year decline in interest income was primarily driven by the impact of declining loan balances due to weak loan demand, charge-offs and the natural amortization of the portfolio. While the average investment securities balance increased $10.9 million to $247.2 million during the three months ended March 31, 2012, the yield on investment securities declined 99 basis points from 3.44% to 2.45% for the first quarter of 2012. The lower yield resulted from the portfolio restructuring and investing in lower risk, shorter duration investments. As a result, the yield on our average interest-earning assets declined 42 basis points to 4.70% for the three months ended March 31, 2012 as compared to the same period in 2011. Average interest-earning assets were $1.0 billion for the three months ended March 31, 2012, which was a decrease of $18.4 million or 1.8% from the same period in 2011. Total average loans were 72.9% of total interest-earning assets for the three months ended March 31, 2012, compared to 75.7% for the three months ended March 31, 2011. The decline in interest income was offset by a lower cost of funding. Our lower cost of funding was driven by the continuation of our deposit re-pricing strategy, reductions in the level of time deposits, and increased levels of interest-bearing savings and money market savings accounts with lower rates. As a result, the average cost of interest-bearing deposits decreased 39 basis points to 1.00% for the three months ended March 31, 2012 as compared to the same period in 2011.

Noninterest income for the three months ended March 31, 2012 was $3.9 million, an increase of $1.8 million or 86.8% over the same period of 2011. Service charges and fees on deposit accounts decreased $166 thousand, or 17.8% in the first quarter of 2012, which was primarily attributable to a decrease in non-sufficient funds ("NSF") fees. Other operating income decreased $95 thousand, or 24.8% in the first quarter of 2012, which was driven by lower rental income on OREO properties, lower earnings from our subsidiary EVB Financial Services, Inc. (Investment, Mortgage) and increased write downs of our investments in community and housing development funds. Net gains on the sale of available for sale securities increased $2.3 million to $2.5 million for the three months ended March 31, 2012, up from $193 thousand for the same period of 2011. In addition to the aforementioned items, the three months ended March 31, 2011 includes a $256 thousand gain on the sale of our former Aylett branch office, which was not present during the same period of 2012.

Noninterest expense for the three months ended March 31, 2012 was $8.6 million, an increase of $51 thousand over noninterest expense of $8.5 million for the three months ended March 31, 2011. FDIC insurance expense increased $91 thousand, or 18.3% in the three months ended March 31, 2012 due to our lower performance rating. Expenses related to collection, repossession and OREO decreased $148 thousand, or 32.7% in the first quarter of 2012 primarily due to the overall decrease in the carrying balance of OREO. Other operating expenses decreased $49 thousand, or 2.7% in the first quarter of 2012, primarily due to a decrease of $100 thousand or 36.5% in consultant fees, which was offset by a $42 thousand or 15.8% increase in telephone and a $31 thousand or 14.7% increase in marketing and advertising. For the first quarter of 2012, noninterest expense includes $615 thousand in impairment losses related to valuation adjustments on OREO compared to $152 thousand for the same period in 2011. In addition, noninterest expense for the three months ended March 31, 2012 includes losses on the sale of OREO of $73 thousand compared to $247 thousand for the same period of 2011.

Balance Sheet and Asset Quality
Total assets decreased $6.3 million or 0.6% between March 31, 2011 and March 31, 2012, and are up $12.8 million from December 31, 2011. Between March 31, 2011 and March 31, 2012, investment securities increased $35.2 million or 16.0% to $254.7 million, and are up $17.9 million from December 31, 2011. Loans, net of unearned income decreased $44.9 million or 5.9% from March 31, 2011 to $721.2 million at March 31, 2012, and are down $13.4 million from $734.5 million as of December 31, 2011. Total deposits decreased $5.8 million or 0.7% from March 31, 2011 to $843.7 million at March 31, 2012, and are up $13.7 million from $830.0 million as of December 31, 2011. Year to date average investment securities were $237.5 million as of March 31, 2012, an increase of $11.4 million or 5.1% compared to the same period in 2011. Year to date average loans were $730.2 million as of March 31, 2012, a decrease of $41.5 million or 5.4% compared to the same period in 2011. Year to date average total deposits were $836.4 million as of March 31, 2012, a decrease of $28.0 million or 3.2% compared to the same period in 2011.

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans and maintain our allowance for potential future loan losses.

The following table depicts the net charge-off activity for the three months ended March 31, 2012 and 2011.

	Three months ended
(dollars in thousands)	March 31,
	2012	2011
Net charge-offs	$ 3,861	$ 960
Net charge-offs to average loans	2.13%	0.50%

The following table depicts the level of the allowance for loan losses for the periods presented.

(dollars in thousands)	March 31,	December 31,	March 31,
	2012	2011	2011
Allowance for loan losses	$ 23,141	$ 24,102	$ 26,328
Allowance for loan losses to period end loans	3.21%	3.28%	3.44%
Allowance for loan losses to nonaccrual loans	105.13%	79.56%	102.61%
Allowance for loan losses to nonperforming loans	103.21%	79.12%	98.95%

The following table depicts the level of nonperforming assets for the periods presented.

(dollars in thousands)	March 31,	December 31,	March 31,
	2012	2011	2011
Nonaccrual loans	$ 22,012	$ 30,293	$ 25,657
Loans past due 90 days and accruing interest	409	168	951
Total nonperforming loans	$ 22,421	$ 30,461	$ 26,608
Other real estate owned ("OREO")	5,950	7,326	11,240
Total nonperforming assets	$ 28,371	$ 37,787	$ 37,848

Nonperforming assets to total loans and OREO	3.90%	5.09%	4.87%

The following tables present the change in the balances of OREO and nonaccrual loans for the three months ended March 31, 2012.

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2011	$ 7,326	Balance at December 31, 2011	$ 30,293
Transfers from loans	231	Loans returned to accrual status	(3,554)
Capitalized costs	-	Net principal curtailments	(3,671)
Sales proceeds	(919)	Charge-offs	(3,799)
Impairment losses on valuation adjustments	(615)	Loan collateral moved to OREO	(231)
Loss on disposition	(73)	Loans placed on nonaccrual during period	2,974
Balance at March 31, 2012	$ 5,950	Balance at March 31, 2012	$ 22,012

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs for the periods presented.

	March 31,	December 31,	March 31,
(dollars in thousands)	2012	2011	2011

Performing TDRs	$ 3,997	$ 5,517	$ 4,016
Nonperforming TDRs*	9,702	13,378	10,543
Total TDRs	$ 13,699	$ 18,895	$ 14,559

* Included in nonaccrual loans.

Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the payment of dividends or the ability to realize deferred tax assets; (iii) statements of future economic performance; (iv) statements regarding the impact of the Written Agreement on our financial condition, operations and capital strategies, including strategies related to payment of dividends on the Company's outstanding common and preferred stock and to payment of interest on the Company's outstanding Junior Subordinated Debentures related to the Company's trust preferred debt; (v) statements regarding the adequacy of the allowance for loan losses; (vi) statements regarding the effect of future sales of foreclosed properties; (vii) statements regarding the Company's liquidity; (viii) statements of management's expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company's markets; and (ix) statements of assumptions underlying such statements. Words such as "believes", "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  our ability to assess, manage and improve our asset quality;
  the strength of the economy in our target market area, as well as general economic, market, or business factors;
  changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;
  the impact of government intervention in the banking business;
  an insufficient allowance for loan losses;
  our ability to meet the capital expectations of our regulatory agencies;
  adverse reactions in financial markets related to the budget deficit of the United States government;
  changes in laws, regulations and the policies of federal or state regulators and agencies;
  changes in the interest rates affecting our deposits and our loans;
  the loss of any of our key employees;
  changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;
  our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  our ability to maintain internal control over financial reporting;
  our ability to raise capital as needed by our business;
  our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;
  our ability to comply with the Written Agreement, which requires us to designate a significant amount of resources to complying with the agreement and may have a material adverse effect on our operations and the value of our securities;
  possible changes to our Board of Directors, including in connection with deferred dividends on our Capital Purchase Program preferred stock; and
  other circumstances, many of which are beyond our control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Selected Financial Information	Three months ended
(dollars in thousands, except per share data)	March 31,
Statement of Operations	2012	2011
Interest and dividend income	$ 11,554	$ 12,698
Interest expense	3,104	3,890
Net interest income	8,450	8,808
Provision for loan losses	2,900	2,000
Net interest income after provision for loan losses	5,550	6,808

Service charges and fees on deposit accounts	769	935
Other operating income	288	383
Debit/credit card fees	319	324
Gain on sale of available for sale securities, net	2,531	193
Gain on sale of bank premises and equipment	-	256
Noninterest income	3,907	2,091

Salaries and employee benefits	3,900	4,090
Occupancy and equipment	1,271	1,213
FDIC expense	588	497
Collection, repossession and other real estate owned	305	453
Loss on sale of other real estate owned	73	247
Impairment losses on other real estate owned	615	152
Other operating expenses	1,799	1,848
Noninterest expenses	8,551	8,500

Income before income taxes	906	399
Income tax expense (benefit)	92	(75)
Net income	$ 814	$ 474
Less: Effective dividend on preferred stock	375	374
Net income available to common shareholders	$ 439	$ 100
Income per common share: basic	$ 0.07	$ 0.02
diluted	$ 0.07	$ 0.02
Selected Ratios
Return on average assets	0.17%	0.04%
Return on average common equity	2.44%	0.60%
Net interest margin (tax equivalent basis)	3.46%	3.57%
Period End Balances
Loans, net of unearned income	$ 721,152	$ 766,087
Total assets	1,075,794	1,082,121
Total deposits	843,739	849,529
Total borrowings	129,954	135,788
Total capital	95,533	92,839
Shareholders' equity	71,533	68,839
Book value per common share	11.89	11.51
Average Balances
Loans, net of unearned income	$ 730,159	$ 771,684
Total earning assets	1,001,296	1,019,690
Total assets	1,069,987	1,095,967
Total deposits	836,445	864,448
Total borrowings	130,594	135,445
Total capital	96,506	91,642
Shareholders' equity	72,506	67,642
Asset Quality at Period End
Allowance for loan losses	$ 23,141	$ 26,328
Nonperforming assets	28,371	37,848
Net charge-offs	3,861	960
Net charge-offs to average loans	2.13%	0.50%
Allowance for loan losses to period end loans	3.21%	3.44%
Allowance for loan losses to nonaccrual loans	105.13%	102.61%
Nonperforming assets to total assets	2.64%	3.50%
Nonperforming assets to total loans and other real estate owned	3.90%	4.87%
Other Information
Number of shares outstanding - period end	6,032,527	5,998,237
Average shares outstanding - basic	6,029,041	5,995,907
Average shares outstanding - diluted	6,029,041	5,995,907

Contact:
Adam Sothen
Eastern Virginia Bankshares, Inc.
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047